SECURITIES PURCHASE AGREEMENT

                          BY AND AMONG

                   KI EQUITY PARTNERS VI, LLC

                               AND

                         IPORUSSIA, INC.










                    DATED AS OF MARCH 8, 2007

                  SECURITIES PURCHASE AGREEMENT


     THIS SECURITIES PURCHASE AGREEMENT (the "Agreement") is made and entered into as of March 8, 2007, by and among KI Equity Partners VI, LLC, a Delaware limited liability company (the
"Buyer")  and  IPORUSSIA,  INC.,  a  Delaware  corporation   (the
"Company").

                            RECITALS

     A. The Company currently has 15,744,492 shares of common stock, $0.0001 par value, issued and outstanding ("Common Stock").
                                                   ------------
     B. The Company desires to issue 65,789,474 shares of Common Stock ("Shares") to the Buyer, and the Buyer desires to purchase
         ------
the  Shares  from the Company ("Stock Issuance"), for a  purchase
                                --------------
price of $625,000, or approximately $0.0095 per share, and on such other terms and conditions set forth herein.

     C. As a condition of the Stock Issuance, the proceeds of the purchase price from the Stock Issuance shall be used to pay certain liabilities and obligations of the Company, all as more specifically set forth herein.

     D.   As a further condition to the Stock  Issuance, Vladimir
F. Kuznetsov, an adult resident of Moscow, Russian Federation ("Kuznetsov"), Mark R. Suroff, resident of the State of New York,
  ---------
U.S.A. ("Mark R. Suroff"), Toby Suroff, an adult resident of  the
         --------------
State of New York, U.S.A. ("Suroff"), not individually but in her
                            ------
capacity as the designated personal representative of the estate of Leonard W. Suroff, and Richard Bernstein, an adult resident of the State of New York, U.S.A. ("Bernstein") (individually, a
                                    ---------
"Principal" and collectively, the "Principals") will  each  agree
                                   ----------
to terminate any and all agreements and contracts with the Company and irrevocably release the Company from any and all debts, liabilities and obligations, pursuant to the terms and conditions set forth in a certain release agreement ("Release
                                                          -------
Agreement"), in a form attached hereto as Exhibit A.
---------

     E. As a further condition to the closing of the Stock Issuance, Kuznetsov, Mark R. Suroff and Bernstein will agree to indemnify and hold the Company harmless from all liabilities and obligations related to the period prior to Closing, pursuant to the terms and conditions set forth in a certain indemnity agreement ("Indemnity Agreement"), in a form attached hereto as
             -------------------
Exhibit B.

     F. In connection with the Stock Issuance, the Shares issued by the Company to the Buyer will be granted registration rights pursuant to the terms and conditions set forth in a certain registration rights agreement between the Company and the Buyer of even date, the form of which is attached hereto as Exhibit C ("Registration Rights Agreement").
            -----------------------------

     G. The execution and delivery of this Agreement, the consummation of the transactions contemplated under this Agreement and the execution and delivery of the Registration Rights Agreement have been duly authorized and approved by the directors of the Company, and no approval of the stockholders of the Company is required with respect to any of the foregoing.

     NOW, THEREFORE, in consideration of the above recitals, the covenants, promises and representations set forth herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:

                            ARTICLE I

                        SALE AND PURCHASE
                        -----------------

     1.1  Sale and Purchase of Shares; Registration Rights.
          -------------------------------------------------
At the Closing and subject to and upon the terms and conditions of this Agreement, the Company agrees to sell and issue to the Buyer, and the Buyer agrees to purchase from the Company, the Shares. The Shares, when issued, shall have registration rights pursuant to the terms and conditions of the Registration Rights Agreement, which Registration Rights Agreement shall be executed and delivered by the Company and the Buyer at Closing. Any registration statement to be filed with respect to the Shares, including any costs associated therewith, shall be the responsibility of the Company after the Closing. As of Closing, the Shares shall constitute not less than 80.7% of the issued and outstanding shares of the Company's Common Stock. The sale and purchase of Shares contemplated hereunder shall be referred to herein as the "Transaction" or the "Stock Issuance".

     1.2  Closing.    Unless  this  Agreement   shall  have  been
          -------
terminated pursuant to Article IX hereof, and subject to the satisfaction and waiver of the conditions set forth in Article VI hereof, the closing of the Transaction (the "Closing") shall
                                                  -------
take place at the offices of the Escrow Agent on March 23, 2007 or such other date mutually agreeable to the Buyer and the Company (the "Closing Date").
              ------------

     1.3   Purchase Price.  The aggregate purchase price for  the
           --------------
Shares shall be Six Hundred Twenty Five Thousand Dollars ($625,000) ("Purchase Price"). At Closing, subject to the escrow
             --------------
provisions contained in Sections 1.6, 1.7 and 5.1 hereof, the Purchase Price payable to the Company (less the amount of the Deposit) shall be paid to the Escrow Agent, and the Escrow Agent shall disburse the Purchase Price to pay the Company Closing Obligations as set forth in Section 5.1 hereof.

     1.4   Issuance of Certificates Representing the Shares.   At
           ------------------------------------------------
Closing, the Company shall deliver certificate(s) representing the Shares in accordance with directions delivered to the Company's transfer agent, OTC Corporate Transfer Service Company ("Transfer Agent") to issue to the Buyer certificates representing the Shares ("Certificates") with the restrictive legend under the Securities Act of 1933, as amended ("Securities Act"), and the Company's legal counsel, Law Office of Eugene Michael Kennedy, P.A., shall deliver to the Transfer Agent a legal opinion in such form that is acceptable to the Transfer Agent so that the certificates representing the Shares may be promptly issued and delivered to the Buyer ("Transfer Agent Opinion").

     1.5  Taking of Necessary Action; Further Action.     If,  at
          ------------------------------------------
any time after the Closing, any further action is necessary or desirable to carry out the purposes of this Agreement and to vest Buyer with full right, title and possession to the Shares, the Company will take all such lawful and necessary action.

     1.6   Escrow  Agreement.    The parties hereto hereby  agree
           -----------------
that the Deposit, the Purchase Price and the Certificates shall be delivered in escrow to Law Office of Eugene Michael Kennedy, P.A., in its capacity as escrow agent ("Escrow Agent") to be held
                                        ------------
pursuant to the terms and conditions of a certain escrow agreement, the form of which is attached hereto as Exhibit D ("Escrow Agreement"). The Escrow Agreement shall be executed
  -----------------
and delivered at the time this Agreement is executed and delivered by the parties.

     1.7   Escrow  Deposit.     Within three  (3)  business  days
           ---------------
following execution of this Agreement, the Buyer shall deposit $25,000 as a refundable deposit ("Deposit") in the escrow account
                                  -------
maintained by the Escrow Agent ("Escrow Account") to be  held  by
                                 --------------
the Escrow Agent in accordance with the terms and conditions under Section 1.7 hereof and the Escrow Agreement. At Closing, the Deposit shall be a credit toward the Purchase Price. If the Transaction fails to close solely as a result of failure by the

Buyer to satisfy the conditions precedent to Closing that are applicable to it under Section 6.2 of this Agreement, or as a result of a material breach or misrepresentation of any warranty, representation, agreement or covenant by the Buyer under this Agreement, the Deposit shall be promptly paid to the Company. If the Transaction fails to close for any other reason, the Deposit shall be promptly refunded and paid to the Buyer.



                           ARTICLE II

          REPRESENTATIONS AND WARRANTIES OF THE COMPANY
          ---------------------------------------------

     The Company hereby represents and warrants to, and covenants with, the Buyer, as follows:

     2.1  Organization and Qualification.
          ------------------------------

          (a) The Company is a corporation duly incorporated or organized, validly existing and in good standing under the laws of the State of Delaware and has the requisite corporate power and authority to own, lease and operate its assets and properties and to carry on its business as it is now being conducted by the Company. The Company is in possession of all franchises, grants, authorizations, licenses, permits, easements, consents, certificates, approvals and orders ("Approvals") necessary to
                                       ---------
own, lease and operate the properties it purports to own, operate or lease and to carry on its business as it is now being by the Company. The Company is duly qualified to conduct its business in each state and each foreign jurisdiction listed on Schedule
                                                         --------
2.1  hereof.   Except as set forth in Schedule  2.1  hereof,  the
                                      -------------
Company has filed each annual corporate or information report ("Annual Report") required to be filed by it in the state of
  --------------
Delaware and in each state and foreign jurisdiction in which it is required to be qualified to do business as a foreign corporation. Complete and correct copies of the articles of incorporation or organization and by-laws (or other comparable governing instruments with different names) (collectively referred to herein as "Charter Documents") of the Company, as
                         -----------------
amended and currently in effect, and each Annual Report filed by the Company have been heretofore delivered to the Buyer. The Company is not in violation of any of the provisions of the Company's Charter Documents.

          (b) The minute books of the Company contain true, complete and accurate records of all meetings and consents in lieu of meetings of its Board of Directors (and any committees thereof), similar governing bodies and stockholders ("Corporate
                                                        ---------
Records"),  since the time of the Company's organization.  Copies
-------
of such Corporate Records of the Company have been heretofore delivered to the Buyer.

          (c) The Company has heretofore delivered to the Buyer a true, complete and accurate record of the registered ownership of the Company's capital stock maintained by the Transfer Agent as of a recent date acceptable to the Buyer and a record of the beneficial ownership of the Company's capital stock as of a recent date acceptable to the Buyer, together stock transfer and issuance ledgers and records from the Transfer Agent ("Stock
                                                            -----
Records").
-------

     2.2   Subsidiaries.  Set forth in Schedule 2.2 hereto  is  a
           ------------                ------------
true and complete list of all subsidiaries stating, with respect to each subsidiary, its jurisdiction of incorporation or organization, and equity ownership. The Company's wholly-owned subsidiary, IPOR Capital, LLC ("IPOR Capital"), is validly
                                    -------------
existing and in good standing under the laws of the jurisdiction of its organization, and the Company's wholly-owned subsidiary, IPORussia Limited ("IPORussia Limited") is a United Kingdom
                      -----------------
corporation  duly  incorporated  or  organized  and  now  pending dissolution under the laws of the jurisdiction of its incorporation or organization ("Dissolution"). IPOR Capital and
                                -----------

IPORussia are referred to herein individually as the "Subsidiary"
                                                      ----------
and  collectively  the "Subsidiaries."  Each Subsidiary  is  duly
                        ------------
qualified  to  conduct  its business  in  each  state  listed  on
Schedule 2.2 hereof.  Except as set forth in Schedule 2.2 hereof,
------------                                 ------------
each Subsidiary has filed each Annual Report required to be filed by it in each state in which it is required to be qualified to do business as a foreign corporation. All of the outstanding shares of capital stock or membership interests of each Subsidiary have been duly and validly authorized and issued, are fully paid and non-assessable, have not been issued in violation of any preemptive or other right of any Person or of any laws, and are owned beneficially and of record by the Company as specified on Schedule 2.2, free and clear of all liens, claims,
              ------------
charges, encumbrances, pledges, mortgages, security interests, options, rights to acquire, proxies, voting trusts or similar agreements, restrictions on transfer or adverse claims of any nature whatsoever ("Liens"). Complete and correct copies of the
                    -----
Charter Documents of each Subsidiary, as amended and currently in effect and each Annual Report filed by each Subsidiary have been heretofore delivered to the Buyer. All documents related to the Company's application for the Dissolution shall be delivered to the Buyer at or prior to Closing. Neither Subsidiary is in violation of any of the provisions of its Charter Documents.

          Except as described in Schedule 2.2 hereto, neither the
                                 ------------
Company nor any Subsidiary owns, directly or indirectly, any ownership, equity, profits or voting interest in any Person (other than Subsidiaries) or has any agreement or commitment to purchase any such interest, and the Company and its Subsidiaries have not agreed and are not obligated to make nor are bound by any written, oral or other agreement, contract, subcontract, lease, binding understanding, instrument, note, option, warranty, purchase order, license, sublicense, insurance policy, benefit plan, commitment or undertaking of any nature, as of the date hereof , under which any of them may be obligated to make any future investment in or capital contribution to any other entity.

           For  purposes of this Agreement, the term "subsidiary"
                                                      ----------
shall mean any Person in which the Company or any subsidiary directly or indirectly, owns beneficially securities or interests representing 50% or more of (x) the aggregate equity or profit interests, or (y) the combined voting power of voting interests ordinarily entitled to vote for management or otherwise.

     2.3   Authority Relative to this Agreement.  The Company has
           ------------------------------------
all necessary corporate power and authority to execute and deliver this Agreement, to perform its obligations hereunder and to consummate the transactions contemplated hereby (including the Transaction). The execution and delivery of this Agreement and the consummation by the Company of the transactions contemplated hereby (including the Transaction) have been duly and validly authorized by all necessary corporate action on the part of Company (including the approval by its board of directors), and no other corporate proceedings on the part of the Company (including the approval of the Company's stockholders) are necessary to authorize this Agreement or to consummate the transactions contemplated hereby. This Agreement has been duly and validly executed and delivered by the Company and, assuming the due authorization, execution and delivery thereof by the Buyer, constitutes the legal and binding obligation of the Company, enforceable against the Company in accordance with its terms, except as may be limited by bankruptcy, insolvency, reorganization or other similar laws affecting the enforcement of creditors' rights generally and by general principles of equity and public policy.

     2.4  No Conflict; Required Filings and Consents.
          -------------------------------------------

          (a) The execution and delivery of this Agreement by the Company do not, and the performance of this Agreement by the Company shall not: (i) conflict with or violate the Company's Charter Documents, (ii) conflict with or violate any Legal Requirements to which the Company is bound, or (iii) result in any breach of or constitute a default (or an event that with notice or lapse of time or both would become a default) under, or materially impair the Company's rights or alter the rights or obligations of any third party under, or give to others any rights of termination, amendment, acceleration or cancellation of, or result in the creation of a lien or encumbrance on any of the properties or assets of the Company pursuant to any Contracts (as defined in Section 2.16) except, with respect to clauses (ii) or (iii), for any such conflicts, violations, breaches, defaults or other occurrences that would not, individually and in the aggregate, have a Material Adverse Effect on the Company and its Subsidiaries, taken as a whole. For purposes of this Agreement, "Legal Requirements" means any federal, state, local, municipal,
 -------------------
foreign or other law, statute, constitution, principle of common law, resolution, ordinance, code, edict, decree, rule, regulation, ruling or requirement issued, enacted, adopted, promulgated, implemented or otherwise put into effect by or under the authority of any Governmental Entity (as defined in Section 2.4(b)), and all requirements set forth in applicable Contracts.

          (b) The execution and delivery of this Agreement by the Company does, and the performance of its obligations hereunder will not, require any consent, approval, authorization or permit of, filing with, or notification to, any court, administrative agency, commission, governmental or regulatory authority, domestic or foreign (a "Governmental Entity"), except
                                   -------------------
for applicable requirements, if any, of the Securities Act, the Securities Exchange Act of 1934, as amended (the "Exchange Act"), state securities laws ("Blue Sky Laws"), and the rules and
                           -------------
regulations thereunder, and appropriate documents with the relevant authorities of other jurisdictions in which the Company is qualified to do business.

     2.5  Capitalization.
          --------------
          (a) The authorized capital stock of the Company consists of 100,000,000 shares of common stock, $0.0001 par value ("Common Stock") and 1,000,000 shares of preferred stock, $0.0001
  ------------
par  value ("Preferred Stock").  At the close of business on  the
             ---------------
business day prior to the date hereof: (i) 15,744,492 shares of Common Stock were issued and outstanding, all of which are validly issued, fully paid and nonassessable; (ii) no shares of Common Stock are held in the Company's treasury; (iii) no shares of Preferred Stock were issued and outstanding; (iv) no shares of Common Stock were reserved for issuance upon the exercise of options to purchase Common Stock granted to employees of the
Company  or  other  parties  ("Stock Options"),  with  all  Stock
                               -------------
Options previously granted having expired by their terms or been cancelled by mutual agreement of the Company and the holder thereof pursuant to cancellation agreements to be delivered to the Buyer prior to Closing ("Option Cancellation Agreements");
                               -------------------------------
(v) no shares of Common Stock were reserved for issuance upon the exercise of warrants to purchase Common Stock ("Warrants"),
                                                      --------
except for warrants to purchase 70,000 shares of the Company's Common Stock issued in connection with the underwriting of the Company's initial public offering, the terms and record holders of which are set forth on Schedule 2.5 hereto ("Underwriters
                                                     ------------
Warrants"); and (vi) no shares of Common Stock were reserved  for
--------
issuance upon the conversion of the Preferred Stock or any outstanding convertible notes, debentures or securities ("Convertible Securities"). All shares of Common Stock subject
  -----------------------
to issuance under the Underwriters Warrants, upon issuance on the terms and conditions specified in the instrument pursuant to which they are issuable, will be duly authorized, validly issued, fully paid and nonassessable. All securities of the Company have been issued and granted in compliance with (i) all applicable securities laws and regulations, (ii) all Legal Requirements, and
(iii) all requirements set forth in any applicable contracts. None of the shares of the Company's currently outstanding Common Stock were issued by the Company at a time when the Company was a "blank check" company or a "shell" company, as defined under the Securities Act, the Exchange Act and the regulations promulgated thereunder.

          (b)   Except as set forth in  Schedule 2.5 hereof or as
                                        ------------
set forth in Section 2.5(a) hereof there are no subscriptions, options, warrants, equity securities, partnership interests or similar ownership interests, calls, rights (including preemptive rights), commitments or agreements of any character to which the Company or any Subsidiary is a party or by which it is bound obligating the Company or any Subsidiary to issue, deliver or sell, or cause to be issued, delivered or sold, or to repurchase, redeem or otherwise acquire, or cause the repurchase, redemption or acquisition of, any shares of capital stock, partnership interests or similar ownership interests of the Company or any Subsidiary or obligating the Company or any Subsidiary to grant, extend, accelerate the vesting of or enter into any such subscription, option, warrant, equity security, call, right, commitment or agreement. Except as set forth in Schedule 2.5
                                                    -------------
hereof, there are no lock up agreements or other agreements affecting the transfer of any equity security of any class of the Company or any Subsidiary. Except as set forth in Schedule 2.5,
                                                   -------------
no bonds, debentures, notes or other indebtedness of the Company having the right to vote (or convertible into, or exchangeable for, securities having the right to vote) on any matters on which the stockholders of the Company may vote are issued or outstanding.


          (c)   Except  as  contemplated  by  this  Agreement and
except  as  set  forth  in  Schedule  2.5  hereto, there  are  no
                            -------------
registration rights, and there is no voting trust, proxy, rights plan, anti-takeover plan, or other agreement or understanding to which the Company or any Subsidiary is a party or by which the Company or any Subsidiary is bound with respect to any equity security of any class of the Company or any Subsidiary.

          (d) The Shares to be issued with respect to the Transaction contemplated under this Agreement shall, when issued, be duly authorized, validly issued, fully paid and nonassessable, shall be free and clear of all Liens and shall have been issued in compliance with all Legal Requirements.

     2.6  Compliance.  The  Company and  its  Subsidiaries   have
          ----------
complied with, are not in violation of, any laws, rules or regulations of any Governmental Entity including, without limitation, any and all applicable securities laws and regulations, laws and regulations governing broker-dealers licensed and regulated by the National Association of Securities Dealer, Inc. ("NASD"), environmental laws and regulations, and
                ----
laws and regulations regarding hazardous and toxic substances and materials, except for failures to comply or violations which, individually or in the aggregate, have not had and are not reasonably likely to have a Material Adverse Effect on the Company or its Subsidiaries.

     2.7  Financial Statements; Filings.
          -----------------------------

          (a) The Company has made available to the Buyer each report and statement filed by the Company and each Subsidiary with any Governmental Entity (the "Company Reports"), which are
                                    ---------------
all the forms, reports and documents required to be filed by the Company with any Governmental Entity, and such Company Reports (together with the 2006 Annual Report to be filed and made available to the Buyer prior to the Closing) are true, correct and complete. As of their respective dates, the Company Reports
(i) were prepared in accordance and complied in all material respects with the requirements of the applicable Governmental Entity, and the rules and regulations of such Governmental Entities applicable to such Company Reports, and (ii) did not at the time they were filed (and if amended or superseded by a filing prior to the date of this Agreement then on the date of such filing and as so amended or superceded) contain any untrue statement of a material fact or omit to state a material fact
required to be stated therein or  necessary  in order   to  make
the statements therein, in light of the circumstances under which they were made, not misleading. Except to the extent set forth in the preceding sentence, the Company makes no representation or warranty whatsoever concerning the Company
Reports  as of any  time o ther than the  time  they  were filed.

          (b) The Company has provided to the Buyer a correct and complete copy of the audited financial statements (including, in each case, any related notes thereto) of the Company and each Subsidiary for the prior three fiscal years ended, complied as to form in all material respects with the published rules and regulations of any applicable Governmental Entity, prepared in accordance with the generally accepted accounting principles of the United States ("U.S. GAAP") applied on a consistent
                          ---------
basis throughout the periods involved (except as may be indicated in the notes thereto), audited by a certifying accountant registered with the Public Company Accounting Oversight Board ("PCAOB"), and each fairly presents in all material respects
  -----
the financial position of the Company and Subsidiaries at the respective dates thereof and the results of its operations and cash flows for the periods indicated.

          (c) The Company shall provide to the Buyer prior to the Closing, a correct and complete copy of the audited consolidated financial statements (including all related notes thereto) of the Company and Subsidiaries for the year ended December 31, 2006, complied as to form in all material respects with the published rules and regulations of any applicable Governmental Entity, prepared in accordance with U.S. GAAP applied on a consistent basis throughout the periods involved (except as may be indicated in the notes thereto), and fairly presenting in all material respects the financial position of the Company and Subsidiaries at the date thereof and the results of its operations and cash flows for the periods indicated.

          (d) The Company has previously furnished to the Buyer a complete and correct copy of any amendments or modifications, which have not yet been filed with the applicable Governmental Entities but which are required to be filed with respect to the Company or any Subsidiary, to agreements, documents or other instruments which previously had been filed by the Company or any Subsidiary with the applicable Governmental Entities pursuant to applicable rules and regulations. The books of account and other financial records of the Company and each Subsidiary have been maintained in accordance with good business practice.

          (e) The Company is in full compliance with, and current in, all of the reporting, filing and other requirements under the Exchange Act. The shares of the Company's Common Stock have been duly and properly registered under Section 12(g) of the Exchange Act, no other securities of the Company are registered under Section 12(g) of the Exchange Act, and the Company is in full compliance with all of the requirements under, and imposed by, Section 12(g) of the Exchange Act.

     2.8  No Liabilities.
          --------------
     Except  as  set forth in Schedule 2.8 hereto and except  for
                              ------------
the obligations of the Company under the Registration Rights Agreement, the Company and each Subsidiary have no Liabilities. For purposes of this Agreement, "Liability" or "Liabilities"
                                    ---------        -----------
shall mean, as to any Person, all debts, liabilities and obligations, direct, indirect, absolute or contingent of such Person, whether accrued, vested or otherwise, whether known or unknown and whether or not reflected, or required in accordance with U.S. GAAP to be reflected, in such Person's balance sheet. The proceeds of the Purchase Price will be sufficient to pay and satisfy in full, at Closing, all Liabilities set forth on
Schedule 2.8 hereto ("Scheduled Liabilities").
------------          ---------------------

     2.9  Absence of Certain Changes or Events.
          ------------------------------------

     Except  as set forth in Schedule 2.9 hereto, since September
                             ------------
30, 2006, there has not been: (i) any Material Adverse Effect on the Company or any Subsidiary, (ii) any declaration, setting aside or payment of any dividend on, or other distribution (whether in cash, stock or property) in respect of, any of the Company's or any Subsidiary's capital stock, or any purchase, redemption or other acquisition of any of the Company's or any Subsidiary's capital stock or any other securities of the Company or any Subsidiary or any options, warrants, calls or rights to acquire any such shares or other securities, (iii) any split, combination or reclassification of any of the Company's capital stock, (iv) any granting by the Company or any Subsidiary of any increase in compensation or fringe benefits, except for normal increases of cash compensation in the ordinary course of business consistent with past practice, (v) any material change by the Company or any Subsidiary in its accounting methods, principles or practices, except as required by concurrent changes in U.S. GAAP, (vi) any change in the auditors of the Company or any Subsidiary, (vii) any issuance of capital stock of the Company or any of its Subsidiaries, or (vii) any revaluation by the Company or any Subsidiary of any of their respective assets, other than in the ordinary course of business.

     2.10  Litigation.   Except  as disclosed  in  Schedule  2.10
           ----------                              --------------
hereto, (a) there are no claims, suits, actions or proceedings (at law or in equity) pending or threatened against the Company or any Subsidiary, before any Governmental Entity, NASD or arbitrator (including, without limitation, any allegation of criminal conduct or a violation of the Racketeer and Influenced Corrupt Practices, as amended), and (b) the Company and its Subsidiaries are not subject to any outstanding order, writ, judgment, injunction, order, decree or arbitration order. There are no suits, actions, claims, proceedings pending or threatened, seeking to prevent, hinder, modify or challenge the transactions contemplated under this Agreement.

     2.11  Employee Benefit Plans.
           ----------------------

           (a)   Except   as  set   forth  on  Schedule  2.8  and
                                               -------------
Schedule  2.11  hereto,  neither  the  Company  nor  any  of  its
--------------
Subsidiaries has in place any arrangement or policy  (written  or oral) providing for insurance coverage, workers' compensation, disability benefits, supplemental unemployment benefits, vacation benefits, severance or termination benefits, retirement or deferred compensation, profit sharing, bonuses, stock options, stock appreciation rights, stock purchases or other forms of incentive compensation or post-retirement insurance, compensation or benefits which is maintained or administered by the Company or any of its Subsidiaries, or to which the Company or any of its Subsidiaries contributes, and which covers any employee or former employee of the Company or any of its Subsidiaries or under which the Company or any of its Subsidiaries has any liability, including any "employee welfare benefit plan," "employee benefit plan" and "employee pension benefit plan" as defined under the Employee Retirement Income Security Act of 1974, as amended ("ERISA").
  -----

           (b)   Except  as disclosed on  Schedule  2.11  hereto,
                                          --------------
neither the execution and delivery of this Agreement nor the consummation of the transactions contemplated hereby will result in any payment (including severance, unemployment compensation, golden parachute, bonus or otherwise) becoming due to any stockholder, director, employee or consultant of the Company or any Subsidiary.

     2.12  Labor  Matters.  Neither the Company nor  any  of  its
           --------------
Subsidiaries is a party to any collective bargaining agreements or labor union contract. There are no strikes or labor disputes or lawsuits, unfair labor or unlawful employment practice charges, contract grievances or similar actions pending or threatened by any of the employees, former employees or employment applicants of the Company or any of its Subsidiaries.

     2.13  Restrictions on Business Activities.
           -----------------------------------

     There is no agreement, commitment, judgment, injunction, order or decree binding upon Company or a Subsidiary or to which Company or a Subsidiary is a party which has or could reasonably be expected to have the effect of prohibiting or materially impairing any business practice of the Company or a Subsidiary, any acquisition of property by the Company or a Subsidiary or the current or future conduct of business by the Company or a Subsidiary.

     2.14  Taxes.
           -----

           (a)    Definition of Taxes.  For  the purposes of this
                  -------------------
Agreement,  "Tax"  or "Taxes" refers  to  any and  all   federal,
             ---       -----
state, local and foreign taxes, including, without limitation, gross receipts, income, profits, sales, use, occupation, value added, ad valorem, transfer, franchise, withholding, payroll, recapture, employment, excise and property taxes, assessments, governmental charges and duties together with all interest, penalties and additions imposed with respect to any such amounts and any obligations under any agreements or arrangements with any other person with respect to any such amounts and including any liability of a predecessor entity for any such amounts.

           (b)    Tax Returns and Audits.  Except as set forth in
                  ----------------------
Schedule 2.14 hereto:
-------------

                (i) the Company and each Subsidiary have timely filed all federal, state, local and foreign returns, estimates, information statements and reports relating to Taxes ("Returns")
                                                        -------
required to be filed by the Company or a Subsidiary with any Tax authority prior to the date hereof, except such Returns which are not material to the Company or a Subsidiary. All such Returns are true, correct and complete in all material respects. The Company and each Subsidiary have paid all Taxes shown to be due on such Returns.

                (ii) All Taxes that the Company or a Subsidiary is required by law to withhold or collect have been duly withheld or collected, and have been paid over to the proper governmental authorities.

               (iii) The Company and each Subsidiary have not been delinquent in the payment of any material Tax nor is there any material Tax deficiency outstanding, proposed or assessed against the Company or any Subsidiary, nor has the Company or any Subsidiary executed any unexpired waiver of any statute of limitations on or extending the period for the assessment or collection of any Tax.

               (iv) No audit or other examination of any Return of the Company or any Subsidiary by any Tax authority is presently in progress, nor has the Company or any Subsidiary been notified of any request for such an audit or other examination.

               (v) No adjustment relating to any Returns filed by the Company or any Subsidiary has been proposed in writing, formally or informally, by any Tax authority to the Company or any Subsidiary or any representative thereof.

               (vi) The Company and its Subsidiaries have no liability for any Taxes for its current fiscal year, whether or not such Taxes are currently due and payable.


     2.15  No Brokers; Third Party Expenses.  Neither the Company
           --------------------------------
nor the Principals have incurred, nor will they incur, directly or indirectly, any liability for brokerage commissions in connection with this Agreement or any transaction contemplated hereby.

     2.16  Agreements, Contracts and Commitments.  Except as  set
           -------------------------------------
forth  in  Schedule  2.16, (a) there are  no  written  employment
           --------------
agreements, termination or severance agreements, or consulting agreements with the current or former officers, directors, employees or consultants of the Company or its Subsidiaries and to which the Company or its Subsidiaries are a party; (b) neither the Company nor any of its Subsidiaries is a party to or bound by any commitment, agreement or other instrument which contemplates payment of any monies or which is otherwise material to the operations, assets or financial condition of the Company or either of its Subsidiaries, including but not limited to any royalty, franchising fees, or any other fee based on a percentage of revenues or income; (c) neither the Company nor its Subsidiaries is a party to or is bound by any commitment, agreement or instrument which limits the freedom of the Company or its Subsidiaries to compete in any line of business or with any Person; and (d) neither the Company nor its Subsidiaries is in default in any material respect under any material lease, contract, mortgage, indentures, note, deed of trust, loan agreement, bond, guaranty, liens, license, permit, franchise, purchase  orders,  sales orders, arbitration  awards,  judgments, decrees, orders, documents, instruments, understandings and commitments, or other instrument or obligation of any kind, whether written or oral. True, correct and complete copies of each contract, commitment, agreement, obligation or instrument to which the Company or its Subsidiaries is currently a party or bound under (or written summaries in the case of oral contracts) have been heretofore delivered to the Buyer.

     2.17  Interested Party Transactions.  Except as set forth in
           -----------------------------
Schedule 2.8 and Schedule 2.17 hereto or the Company Reports,  no
------------     -------------
employee, officer, director or 5% or more stockholder of the Company or a member of his or her immediate family is indebted to the Company, nor is the Company indebted (or committed to make loans or extend or guarantee credit) to any of them, other than
(i) for payment of salary for services rendered, (ii) reimbursement for reasonable expenses incurred on behalf of the Company or any Subsidiary, and (iii) for other employee benefits made generally available to all employees, and all related party transactions between such persons and the Company have been fully and properly disclosed in the Company Reports.

     2.18 Over-the-Counter Bulletin Board Quotation. The Company's common stock is quoted on the Over-the-Counter Bulletin Board ("OTC BB"). There is no action or proceeding pending or,
         ------
to Company's knowledge, threatened against the Company by NASDAQ or the National Association of Securities Dealers ("NASD") with
                                                     ----
respect to any intention by such entities to prohibit or terminate the quotation of the Company's Common Stock on the OTC BB. There is no action pending or threatened, to Company's knowledge, by any market maker in the Company's common stock to discontinue their market making activities with respect thereto.

     2.19   Investment  Company  Act.   The  Company  is  not  an
            ------------------------
"investment company" or an "affiliated person" of or "promoter" or "principal underwriter" or an "investment company" as such terms are defined in the Investment Company Act of 1940, as amended, nor is the Company otherwise subject to regulation thereunder. The Company is not a "holding company" as that term is defined in, and is not otherwise subject to regulation under, the Public Utility Holding Company Act of 1935.

      2.20  Bankruptcy  and  Criminal Proceedings.   Neither  the
            -------------------------------------
Company and its respective officers, directors, affiliates, promoters nor any predecessor of the Company have been subject to or suffered any of the following:

          (a) a petition under the Federal bankruptcy laws or any other insolvency or moratorium law or has a receiver, fiscal agent or similar officer been appointed by a court for such person, or any partnership in which such person was a general partner at or within two years before the time of such filing, or any corporation or business association of which such person was an executive officer at or within two years before the time of such filing;

          (b) a conviction in a criminal proceeding or a named subject of a pending criminal proceeding (excluding traffic violations which do not relate to driving while intoxicated or driving under the influence);

          (c) any order, judgment or decree, not subsequently reversed, suspended or vacated, of any court of competent jurisdiction, permanently or temporarily enjoining, barring suspending or otherwise limiting such person's involvement in any type of business, securities or banking activities; or

          (d) been found guilty by a court of competent jurisdiction in a civil action or by the U.S. Securities and Exchange Commission ("SEC"), the Commodity Futures Trading Commission ("CFTC") or state securities regulators and commissions to have violated any federal or state securities or commodities law, regulation or decree and the judgment in such civil action or finding by the SEC, CFTC or state securities regulators or commissions has not been subsequently reversed, suspended or vacated.

      2.21  Assets; Properties and Insurance. At Closing, neither
            --------------------------------
the Company nor any of its Subsidiaries will have any assets, whether tangible or intangible, will own any real or personal property or maintain any insurance of any kind.

      2.22  Environmental Matters. Neither the Company nor any of
            ---------------------
its Subsidiaries: (a) has received any written notice, citation, claim, assessment, proposed assessment or demand for abatement alleging that either of them is responsible for the correction or cleanup of any condition resulting from a violation of any law, ordinance or other governmental regulation regarding environmental matters; (b) has any knowledge that any toxic or hazardous substances or materials have been emitted, generated, disposed of or stored on any real property owned or leased by them, or owned or controlled by them as a trustee or fiduciary (collectively, the "Properties"), in any manner that violates or, after the lapse of time may violate, any presently existing federal, foreign, regional, state or local law or regulation governing or pertaining to such substances and materials; or (c) has any knowledge that, during their ownership or lease of such Properties, any of such Properties has been operated in any manner that violated any applicable federal, foreign, regional, state or local law or regulation governing or pertaining to toxic or hazardous substances and materials.

      2.23  Intellectual Property.     There are no  arrangements
            ---------------------
relating to the use by the Company or any of its Subsidiaries of any intellectual property owned by another Person, and neither the Company nor any of its Subsidiaries has at any time been in breach of such arrangements. Neither the Company nor any of its Subsidiaries has granted or is obligated to grant a license, assignment or other right with respect to any intellectual property.

     2.24   Representations   and   Warranties   Complete.    The
            ---------------------------------------------
representations and warranties of the Company included in this Agreement and any list, statement, document or information set forth in, or attached to, any Schedule provided pursuant to this Agreement or delivered hereunder, are true and complete in all material respects and do not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements contained therein not misleading, under the circumstance under which they were made.

                           ARTICLE III

           REPRESENTATIONS AND WARRANTIES OF THE BUYER
           -------------------------------------------

     Buyer represents and warrants to, and covenants with, the Company, as follows:

     3.1   Organization.    The  Buyer  is  a  limited  liability
           ------------
company duly organized and validly existing under the laws of the State of Delaware and has the requisite power and authority to own, lease and operate its assets and properties and to carry on its business as it is now being or currently planned by the Buyer to be conducted.

     3.2   Authority Relative to this Agreement.  The  Buyer  has
           ------------------------------------
full power and authority to: (i) execute, deliver and perform this Agreement, and each ancillary document which the Buyer has executed or delivered or is to execute or deliver pursuant to this Agreement, and (ii) carry out the Buyer's obligations hereunder and thereunder and, to consummate the transactions contemplated hereby (including the Transaction). The execution and delivery of this Agreement and the consummation by the Buyer of the transactions contemplated hereby (including the
Transaction) have been duly and validly authorized by all necessary action on the part of the Buyer (including the approval by its Board of Managers), and no other proceedings on the part of the Buyer are necessary to authorize this Agreement or to consummate the transactions contemplated hereby. This Agreement has been duly and validly executed and delivered by the Buyer and, assuming the due authorization, execution and delivery thereof by the Company, constitutes the legal and binding obligation of the Buyer, enforceable against the Buyer in accordance with its terms, except as may be limited by bankruptcy, insolvency, reorganization or other similar laws affecting the enforcement of creditors' rights generally and by general principles of equity and public policy.

     3.3  No Conflict; Required Filings and Consents.
          ------------------------------------------

          (a) The execution and delivery of this Agreement by the Buyer does not, and the performance of this Agreement by the Buyer, shall not: (i) conflict with or violate the Buyer's certificate of organization or operating agreement, or (ii) subject to obtaining the adoption of this Agreement and the Transaction by the Board of Managers, conflict with or violate any laws or regulations.

          (b) The execution and delivery of this Agreement by the Buyer does not, and the performance of its obligations hereunder will not, require any consent, approval, authorization or permit of, or filing with or notification to, any Governmental Entity, except for applicable requirements, if any, of the Exchange Act and the rules and regulations thereunder.

     3.4   Brokers.   Buyer has not incurred, nor will it  incur,
           -------
directly or indirectly, any liability for brokerage or finders' fees or agent's commissions or any similar charges in connection with this Agreement or any transaction contemplated hereby.



     3.5   Approval.  The Board of Managers of the Buyer has,  as
           --------
of   the  date  of  this  Agreement,  unanimously  declared   the
advisability of the Transaction and approved this Agreement and the transactions contemplated hereby.

     3.6   Acquisition of Shares for Investment.  The Buyer is an
           ------------------------------------
"accredited investor," as such term is defined in Section 2(15) of the Securities Act and Rule 501 of Regulation D promulgated thereunder, the Buyer is purchasing the Shares for the Buyer's own account, solely for investment purposes, and not with a view to, or for resale in connection with, any distribution thereof or with any present intention of distributing or selling any of the Shares, except as allowed by the Securities Act, or any rules and regulations promulgated thereunder. The Buyer understands and agrees that the Shares being acquired pursuant to this Agreement have not been registered under the Securities Act or under any applicable state securities laws and may not be sold, pledged, assigned, hypothecated or otherwise transferred ("Transfer"), except pursuant to an effective registration statement under the Securities Act or pursuant to an exemption from registration under the Securities Act, the availability of which shall be established to the satisfaction of the Company at or prior to the time of Transfer. The Buyer acknowledges that it must bear the economic risk of its investment in the Shares for an indefinite period of time since the Shares have not been registered under the Securities Act and therefore cannot be sold unless the Shares are subsequently registered or an exemption form registration is available. The Buyer has received and reviewed such information concerning the Company as it deems necessary to evaluate the risks and merits of its investment in the Company. The Buyer has such knowledge and experience in financial matters as to be capable of evaluating the merits and risks of an investment in the Shares. The sale of the Shares to the Buyer is being made without any public solicitation or advertisements.

     3.7  Bankruptcy and Criminal Proceedings.  Neither the Buyer
          -----------------------------------
nor its managers, affiliates, promoters nor any predecessor of the Buyer have been subject to or suffered any of the following:

          (a) a petition under the Federal bankruptcy laws or any other insolvency or moratorium law or has a receiver, fiscal agent or similar officer been appointed by a court for such person, or any partnership in which such person was a general partner at or within two years before the time of such filing, or any corporation or business association of which such person was an executive officer at or within two years before the time of such filing;

          (b) a conviction in a criminal proceeding or a named subject of a pending criminal proceeding (excluding traffic violations which do not relate to driving while intoxicated or driving under the influence);

          (c) any order, judgment or decree, not subsequently reversed, suspended or vacated, of any court of competent jurisdiction, permanently or temporarily enjoining, barring suspending or otherwise limiting such person's involvement in any type of business, securities or banking activities; or

          (d) been found guilty by a court of competent jurisdiction in a civil action or by the U.S. Securities and Exchange Commission ("SEC"), the Commodity Futures Trading
                        ---
Commission   ("CFTC")   or   state  securities   regulators   and
               ----
commissions to have violated any federal or state securities or commodities law, regulation or decree and the judgment in such civil action or finding by the SEC, CFTC or state securities regulators or commissions has not been subsequently reversed, suspended or vacated.

     3.8    Representations   and   Warranties   Complete.    The
            ---------------------------------------------
representations and warranties of the Buyer included in this Agreement and any list, statement, document or information set forth in, or attached to, any Schedule provided pursuant to this Agreement or delivered hereunder, are true and complete in all material respects and do not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements contained therein not misleading, under the circumstance under which they were made.

                           ARTICLE IV

               CONDUCT PRIOR TO THE EFFECTIVE TIME
               -----------------------------------

      During the period from the date of this Agreement and continuing until the earlier of the termination of this Agreement pursuant to its terms or the Closing, the Company, except to the extent that the Buyer shall otherwise consent in writing, shall carry on its business in the usual, regular and ordinary course consistent with past practices, in substantially the same manner as heretofore conducted and in compliance with all applicable laws and regulations, pay its debts and taxes when due subject to good faith disputes over such debts or taxes, pay or perform other material obligations when due, and use its commercially reasonable efforts consistent with past practices and policies to preserve substantially intact its present business organization.

                            ARTICLE V

                      ADDITIONAL AGREEMENTS
                      ---------------------

     5.1   Payment  of Company Closing Obligations. Any  and  all
           ---------------------------------------
debts, liabilities or obligations of the Company, whether or not such obligations are due at the time of Closing (including, without limitation: (i) the Scheduled Liabilities and all fees and expenses incurred by the Company for attorneys, accountants, advisors and consultants in connection with the Transaction (except for the Buyer's obligations to pay certain Compliance Costs at the Closing as set forth in Section 5.11 hereof) and the period prior to Closing, (ii) the consideration payable to Kuznetsov, Bernstein and Mark R. Suroff under and pursuant to the terms of the Indemnity Agreement, (iii) any and all liabilities and obligations of the Company incurred by the Company through and including the date of Closing which are not included in the Disbursement Schedule (as defined below), (iv) any Taxes related to the period prior to the Closing or payable under the 2006 Tax

Returns, as defined below (including any Taxes, fees and costs associated with the surrender of any certificate of authority to do business as a foreign corporation), (v) the Company's Compliance Costs (as defined in Section 5.11 hereof), and (vi) any costs and expenses incurred by the Company in connection with the transactions contemplated hereunder (including, without limitation, all costs and expenses related to the preparation, filing and mailing of the Information Statement, as defined below)(collectively, the "Company Closing Obligations"), shall be
                          ---------------------------
paid at Closing from the proceeds of the Purchase Price deposited in the Escrow Account. The Company shall prepare the Disbursement Schedule identifying each Company Closing Obligation, the name of the payee and the amount of each obligation, together with a copy of any invoices related thereto ("Disbursement Schedule") and shall, at least two (2) business
  ----------------------
days prior to the Closing, deliver the final thereof to the Escrow Agent and the Buyer, which Disbursement Schedule shall be subject to the Buyer's acceptance and approval but only insofar as the Disbursement Schedule reflects a full and complete satisfaction and payment of all Company Closing Obligations at Closing (other than those obligations for which proceeds from the Purchase Price will be held by the Escrow Agent in the Additional Closing Escrow as provided by Section 3(a) of the Indemnity Agreement).

     5.2    Resignations  and  Appointments of Company's Officers
            -----------------------------------------------------
and Directors.  At or prior to Closing, the Company shall deliver
-------------
to the Buyer resignations, in a form and substance acceptable to the Buyer, providing for the resignation of all of the directors and officers of the Company effective as of the Closing (the "Closing Resignations"). At or prior to Closing, the Company
 ---------------------
shall deliver to the Buyer duly adopted resolutions, in a form and substance acceptable to the Buyer, providing for the appointment of Kevin R. Keating to serve as the sole director, President, Treasurer and Secretary of the Company, each effective as of the Closing (the "Closing Appointments").
                        --------------------

     5.3    Undertaking by Company Accountants.   At or  prior to
            ----------------------------------
Closing, the Company shall obtain, and deliver to the Buyer, an undertaking from the Company's accountants, Aaron Stein, CPA ("Accountant"), in a form and substance satisfactory to the
  ----------
Buyer, providing that: (i) the Accountant agrees to an engagement with Company to serve as its registered public accounting firm following the Closing for purposes of the Company's ongoing reporting requirements under the Exchange Act including, without limitation, the filing of Forms 10-QSB and 10-KSB, at the rates and charges acceptable to the Buyer, (ii) the Accountant is duly registered with the U.S. Public Company Accounting Oversight Board ("PCAOB"), and (iii) the Accountant shall provide its
         -----
consent to the use of its audited financial statements and accompanying report in any regulatory filing by the Company prior to or following the Closing ("Undertaking").
                              -----------

     5.4    Intentionally Omitted.
            ---------------------

     5.5    Other Actions; Due Diligence Schedule.  The Buyer and
            -------------------------------------
the Company shall cooperate with each other and use their respective reasonable best efforts to take or cause to be taken all actions, and do or cause to be done all things, necessary, proper or advisable on their part under this Agreement and applicable laws to consummate the Transaction and the other transactions contemplated hereby by or before March 23, 2007, including preparing and filing as soon as practicable all documentation to effect all necessary notices, reports and other filings, and obtaining as soon as practicable all consents, registrations, approvals, permits and authorizations necessary or advisable to be obtained from any third party and/or any Governmental Entity in order to consummate the Transaction or any of the other transactions contemplated hereby. The Company shall provide the Buyer with all reasonably requested due diligence materials on or before March 14, 2007. The Buyer shall provide written notice to the Company of its acceptance or rejection of, or objection to, the due diligence materials provided by the Company on or before March 16, 2007. In the event of any Buyer's objection or rejection made in a timely manner, the Company shall in good faith and using its commercially reasonable efforts attempt to cure the objection or rejection on or before March 23, 2007. If any rejection or objection shall not have been cured by the Company or waived by the Buyer on or before March 23, 2007, either the Buyer or the Company may elect to terminate this Agreement by written notice thereof to the other party and, upon delivery of said notice, this Agreement shall terminate forthwith and be of no further force or effect and the Deposit shall be promptly returned to the Buyer.

     5.6     Confidentiality;  Access to Information.  Each party
             ---------------
agrees to maintain and hold in strict confidence any material, non-public information provided by any other party in connection with transactions contemplated hereunder. The Company shall afford the Buyer and its financial advisors, accountants, counsel and other representatives reasonable access during normal business hours, upon reasonable notice, to the properties, books, records and personnel of the Company and its Subsidiaries during the period prior to the Closing to obtain all information concerning the business, including financial condition, properties, results of operations and personnel of the Company and its Subsidiaries, as the Buyer may reasonably request. No information or knowledge obtained by the Buyer in any investigation pursuant to this Section 5.6 will affect or be deemed to modify any representation or warranty contained herein or the conditions to the obligations of the parties to consummate the Transaction.

     5.7       No  Solicitation.  Other than with respect to  the
               ----------------
Transaction, the Company agrees that it shall not, and shall direct and use its reasonable best efforts to cause its officers, directors, employees, representatives, agents, or affiliates (including, but not limited to any investment banker, attorney, or accountant retained by the Company) to, directly or indirectly, solicit, knowingly encourage, initiate discussions or negotiations with, or knowingly provide any nonpublic information to, any corporation, partnership, person, or other entity or group concerning any proposed Alternative Transaction (as defined below), or otherwise knowingly facilitate any effort or attempt to make or implement an Alternative Transaction. For purposes of this Agreement, the term "Alternative Transaction" shall mean any of the following involving the Company or any subsidiary: (i) any tender offer, exchange offer, merger, consolidation, share exchange, business combination or similar transaction involving capital stock of the Company; (ii) any transaction or series of related transactions pursuant to which any person or entity (or its shareholders), (a "Third Party") acquires shares (or securities exercisable for or convertible into shares) representing more that 20% of the outstanding shares of any class of capital stock of the Company; or (iii) any sale, lease, exchange, licensing, transfer or other disposition pursuant to which a Third Party acquires control of more than 20% of the assets (including, but not limited to, intellectual property assets) of the Company (determined by reference to the fair market value of such assets), in a single transaction or series of related transactions. The Company shall immediately terminate all discussions with Third Parties concerning any proposed Alternate Transaction, and will request that such Third Parties promptly return any confidential information furnished by the Company in connection with any proposed Alternative Transaction.

     5.8    Public Disclosure.  The Buyer and  the  Company shall
            -----------------
consult with each other and agree in writing before issuing any press release or otherwise making any public statement with respect to the Transaction or this Agreement and will not issue any such press release or make any such public statement prior to such consultation. Upon the execution of this Agreement, the Company will file a Current Report on Form 8-K announcing the execution of this Agreement, which Form 8-K shall be acceptable to the Buyer.

     5.9   Business  Records.   At  Closing,  the  Company  shall
           -----------------
deliver to Buyer all records and documents relating to the Company, wherever located, including, without limitation, books, records, supplier and customer lists and files, government filings, the Returns, consent decrees, orders, and correspondence, financial information and records, electronic files containing any financial information and records, and other documents used in or associated with the Company ("Business
                                                         --------
Records").
-------

     5.10  Ownership  Records; Transfer  Agent  Undertaking.   At
           ------------------------------------------------
Closing, the Company shall deliver to Buyer a full and complete listing of all stockholders of the Company, dated within three
(3) business days prior to Closing, from and certified by the Transfer Agent showing the name and address of each stockholder, the number of shares owned by each stockholder, and the certificate number and issue dates for the shares owned by each stockholder. At or prior to Closing, the Company shall obtain, and deliver to the Buyer, an undertaking from the Transfer Agent, in a form and substance satisfactory to the Buyer, stating the amount of any and all fees and charges owed to Transfer Agent by the Company for services rendered prior to Closing together with a copy of the current agreement in place between the Company and the Transfer Agent ("Transfer Agent Undertaking").
                     --------------------------

     5.11  Compliance Matters. Prior to and as a condition of the
           ------------------
Closing, the Company shall: (i) update and complete the books and records of the Company and its Subsidiaries through December 31, 2006 and deliver the same to the Buyer, (ii) prepare and have audited by the Accountant its financial statements for the years ended December 31, 2005 and 2006 ("2006 Audit"), (iii) prepare
                                    ----------
and file with the SEC the Company's annual report on Form 10-KSB for the year ended December 31, 2006 (the "2006 Annual Report"), provided that the Buyer shall prepare, with the cooperation of the Company, the first draft of the Annual Report, and further provided that the Company shall have the full and complete responsibility for the accuracy and completeness of the Annual Report, and (iv) prepare and file all of the Company's and Subsidiary's income, franchise and other tax returns for the year ended December 31, 2006 ("2006 Tax Returns")(collectively, the
                            ----------------
"Compliance   Matters").   Subject  to   the   Closing   of   the
 --------------------
transactions contemplated under this Agreement, all third party professional costs associated with the preparation and/or filing of the 2006 Audit and the 2006 Tax Returns shall be paid by the Buyer (or out of additional funds contributed to the Company by the Buyer following the Closing) ("Compliance Costs"); provided,
                                    ----------------
however, that the Company shall be responsible for the payment of the cost of the 2006 Audit and 2006 Tax Returns in excess of $5,000, which amount shall be paid by the Company ("Company's
                                                        ---------
Compliance  Costs") either at Closing from the  proceeds  of  the
-----------------
Purchase Price proceeds deposited into the Escrow Account or the payment thereof shall have been reserved at the Closing in the Additional Closing Escrow as set forth in Section 3(a) of the Indemnity Agreement.

     5.12  Post-Closing Stock Issuances.   Following the Closing,
           ----------------------------
the Company may issue up to 18,396,034 additional shares of the Company's Common Stock ("Permitted Securities") at such price per
                         --------------------
share and under such terms and conditions as determined by the Company's then current directors to: (i) the Buyer for an additional cash contribution, (ii) to certain officers, directors and advisors for services rendered to the Company, and (iii) to others for cash contribution or services rendered. The Company shall not issue additional securities of the Company in excess of the Permitted Securities if such issuance would result in the Current Outstanding Stock (as defined below) representing less than 15.74% of the total outstanding shares of the Company's equity on a fully diluted basis excluding the Underwriters Warrants; provided, however, that this restriction and limitation on future issuance of securities by the Company shall not apply to the issuance of the Company's securities in connection with its combination with a private company in a reverse merger or reverse takeover transaction ("Reverse Merger") or any capital
                                --------------
raise being conducted as part of the Reverse Merger. The provisions of this Section 5.12 shall be void and be of no full force and effect immediately following the closing of the Reverse Merger. It is the intention of the parties hereto that the Current Outstanding Stock will represent not less than 15.74% of the total outstanding shares of the Company's Common Stock immediately prior to the issuance of securities in connection with the Reverse Merger and related capital raise. For purposes of this Agreement, the "Current Outstanding Stock" shall mean
                          -------------------------
15,744,492 shares of the Company's Common Stock which are currently outstanding as of the date of this Agreement. Nothing contained herein shall prevent or restrict the Company from issuing shares of the Company's Common Stock pursuant to an exercise of the Underwriters Warrants.

                           ARTICLE VI

                  CONDITIONS TO THE TRANSACTION
                  -----------------------------

     6.1   Conditions to Obligations of Each Party to Effect  the
           ------------------------------------------------------
Transaction. The respective obligations of each party to this Agreement to effect the Transaction shall be subject to the satisfaction at or prior to the Closing Date of the following conditions:

          (a)  No Order.   No  Governmental  Entity  shall   have
               --------
enacted, issued, promulgated, enforced or entered any statute, rule, regulation, executive order, decree, injunction or other order (whether temporary, preliminary or permanent) which is in effect and which has the effect of making the Transaction illegal or otherwise prohibiting consummation of the Transaction, substantially on the terms contemplated by this Agreement. All waiting periods, if any, under any law in any jurisdiction in which the Company or Buyer has material operations relating to the transactions contemplated hereby will have expired or terminated.

          (b)    Transaction Form 8-K.  At least  five  (5)  days
                 --------------------
prior to Closing, the Buyer shall prepare, with the assistance and cooperation of the Company, the Form 8-K announcing the Closing, and such other information that may be required to be disclosed with respect to the Transaction in any report or form to be filed with the SEC ("Transaction Form 8-K"), which shall be
                           --------------------
in a form acceptable to the Company and in a format acceptable for EDGAR filing. At the Closing, the Company shall file the Transaction Form 8-K with the SEC.

     6.2   Additional Conditions to  Obligations of the  Company.
           -----------------------------------------------------
The obligations of the Company to consummate and effect the Transaction shall be subject to the satisfaction at or prior to the Closing Date of each of the following conditions, any of which may be waived, in writing, exclusively by the Company:

          (a)   Representations and Warranties.  Each
                ------------------------------
representation and warranty of the Buyer contained in this Agreement (i) shall have been true and correct as of the date of this Agreement and (ii) shall be true and correct on and as of the Closing Date with the same force and effect as if made on the Closing Date. The Company shall have received a certificate with respect to the foregoing signed on behalf of the Buyer by an authorized manager of the Buyer ("Buyer Closing Certificate").
                                    --------------------------

          (b)   Agreements and Covenants.   The Buyer  shall have
                ------------------------
performed or complied in all material respects with all agreements and covenants required by this Agreement to be performed or complied with by it on or prior to the Closing Date, except to the extent that any failure to perform or comply (other than a willful failure to perform or comply or failure to perform  or  comply  with  an  agreement  or covenant  reasonably within the control of the Buyer) does not, or will not, constitute a Material Adverse Effect with respect to the Buyer taken as a whole, and the Company shall have received the Buyer Closing Certificate to such effect.

          (c)   Other  Deliveries.   At or prior to Closing,  the
                -----------------
Buyer shall have delivered to the Company: (i) the resolutions by the Buyer's board of managers approving this Agreement and the transactions contemplated hereunder, (ii) the duly executed Registration Rights Agreement, and (iii) such other documents or certificates as shall reasonably be required by the Company and its counsel in order to consummate the transactions contemplated hereunder. At or prior to the Closing, the Buyer shall have delivered the Purchase Price (less the amount of the Deposit) to the Escrow Agent, which Purchase Price shall be handled and disbursed in accordance with Section 5.1 hereof and in accordance with the terms and conditions of the Escrow Agreement.

     6.3  Additional Conditions to the Obligations of  the Buyer.
          ------------------------------------------------------

The  obligations  of   the  Buyer  to consummate and  effect  the
Transaction shall be subject to the satisfaction at or prior to the Closing Date of each of the following conditions, any of which may be waived, in writing, exclusively by the Buyer:

          (a)  Representations and Warranties.

Each representation and warranty of the Company contained in this Agreement (i) shall have been true and correct as of the date of this Agreement and (ii) shall be true and correct on and as of the Closing Date with the same force and effect as if made on and as of the Closing. The Buyer shall have received a certificate with respect to the foregoing signed on behalf of the Company with respect to the warranties and representations made by the Company under this Agreement ("Company Closing
                                                  ---------------
Certificate").
-----------

          (b)    Agreements and Covenants. The Company shall have
                 ------------------------
performed   or   complied  in  all  material  respects  with  all
agreements and covenants required by this Agreement to be performed or complied with by the Company at or prior to the Closing Date except to the extent that any failure to perform or comply (other than a willful failure to perform or comply or failure to perform or comply with an agreement or covenant reasonably within the control of the Company) does not, or will not, constitute a Material Adverse Effect on the Company, and the Buyer shall have received the Closing Certificate to such effect.

          (c)   Due Diligence; Company Disclosure Schedules.  The
                -------------------------------------------
Buyer shall have completed its due diligence investigation and review of the Company in accordance with the provisions and schedule set forth in Section 5.5 hereof. The Company shall have delivered the disclosure schedules under Article II to the Buyer, and such disclosure schedules are reasonably satisfactory to the Buyer.

          (d)    Cancellation  and  Termination  of  Options  and
                 ------------------------------------------------
Contracts.   The Company shall have delivered to the  Buyer:  (i)
---------
duly executed Option Cancellation Agreements, and (ii) written instruments evidencing that all agreements, contracts and commitments under which the Company is a party or under which the Company has any obligations have been cancelled or terminated without any further liability to the Company.

          (e)    14f-1 Stockholder Notice. At least ten (10) days
                 ------------------------
prior  to Closing, the Company shall have filed with the SEC  the
Schedule  14f-1 information statement ("Information  Statement"),
                                        ----------------------
in form acceptable to the Buyer, shall have mailed the Information Statement to each of the stockholders of the Company, and shall have otherwise complied with all of the requirements under the Exchange Act with respect to the change of control contemplated by this Agreement and the Transaction.

          (f)    Release  Agreement;  Indemnity  Agreement.   The
                 -----------------------------------------
Company and the Principals have executed and delivered to the Buyer the Release Agreement, and the Company, Kuznetsov, Bernstein and Mark R. Suroff shall have executed the Indemnity Agreement.

          (g)  Broker-Dealer License Withdrawal.  The Company and
               --------------------------------
its Subsidiary shall have filed any required documents with the NASD and the SEC to terminate and withdraw the broker-dealer license and registration held by the Subsidiary ("Withdrawal"), and such Withdrawal shall have become effective without further action by or liability to the Company or the Subsidiary.

          (h)    Corporate  Matters.   The  Company  shall   have
                 ------------------
delivered to the Buyer a certified copy of the Company's certificate of incorporation, with any amendments thereto, a certified copy of the Company's bylaws, with any amendments thereto, a certificate of good standing in Delaware.

          (i)   Legal Opinions. The Company's legal counsel shall
                --------------
have issued and delivered to the Transfer Agent, with a copy to the Buyer, the Transfer Agent Opinion. The Company's legal counsel shall have issued and delivered to the Buyer its legal opinion ("Legal Opinion") regarding (i) the corporate existence and status of the Company, (ii) the authorization and enforceability of this Agreement, the Registration Rights Agreement, the Release Agreement, the Indemnity Agreement and the transactions contemplated thereunder, and (iii) that the Shares issued to the Buyer under this Agreement are duly authorized, validly issued, fully paid and nonassessable and have been issued in compliance with all Legal Requirements.

          (j)   Stock  Option Plans; S-8 Registration  Statement.
                ------------------------------------------------
The Company shall have terminated any and all stock option or stock incentive plans previously adopted by the Company and shall have withdrawn any S-8 Registration Statement currently in effect.

          (k)   Taxes.  All Taxes related to the period prior  to
                -----
the Closing shall be paid by the Company either at Closing from the proceeds of the Purchase Price proceeds deposited into the Escrow Account or the payment thereof shall have been reserved at the Closing in the Additional Closing Escrow as set forth in
Section 3(a) of the Indemnity Agreement.

          (l)    Other Deliveries.    At  or  prior  to  Closing,
                 ----------------
the Company shall have delivered to the Buyer: (i) a copy of the duly executed direction letter to the Transfer Agent as contemplated by Section 1.4 hereof, (ii) the resolutions by the Company's board of directors approving this Agreement and the transactions contemplated hereunder, (iii) the duly executed Registration Rights Agreement, and (vi) such other documents or certificates as shall reasonably be required by the Buyer and its counsel in order to consummate the transactions contemplated hereunder. At or prior to the Closing, the Company shall have caused the Certificates to delivered to the Escrow Agent, which Certificates shall be delivered by the Escrow Agent to the Buyer in accordance with the terms and conditions of the Escrow Agreement.



                           ARTICLE VII

                            SURVIVAL
                            --------

     Except for the provisions of Section 5.12 hereof, all representations, warranties, agreements and covenants contained in or made pursuant to this Agreement, or any Schedule hereto or thereto or any certificate delivered at the Closing, shall not survive the Closing, and no claims by virtue of the breach such representations, warranties, agreements and covenants shall be made after the Closing; provided, however, that nothing contained in the Agreement shall affect, limit or modify the obligations of Kuznetsov, Bernstein and Mark R. Suroff and the rights of the Company under the Indemnity Agreement, which Indemnity Agreement shall be separately enforceable against Kuznetsov, Bernstein and Mark R. Suroff following the Closing in accordance with the terms and conditions thereof.



                           ARTICLE VIII


                 TERMINATION, AMENDMENT AND WAIVER
                 ---------------------------------

     8.1  Termination.  This  Agreement may be  terminated at any
          -----------
time prior  to  the Closing:

          (a) by mutual written agreement of the Buyer and the Company;

          (b) by either the Buyer or the Company if the Transaction shall not have been consummated for any reason by March 23, 2007 or such other date mutually agreeable to the Buyer and the Company,; or

          (c) by either the Buyer or the Company if a Governmental Entity shall have issued an order, decree or ruling or taken any other action, in any case having the effect of permanently restraining, enjoining or otherwise prohibiting the Transaction, which order, decree, ruling or other action is final and nonappealable.

          (d) by either the Buyer or the Company in accordance with the provisions of Section 5.5 hereof.

     8.2    Notice of Termination;  Effect of  Termination.   Any
            ----------------------------------------------
termination of this Agreement under Section 8.1 above will be effective immediately upon the delivery of written notice of the terminating party to the other parties hereto. In the event of the termination of this Agreement as provided in Section 8.1, this Agreement shall be of no further force or effect and the Transaction shall be abandoned, except (i) as set forth in this
Section 8.2, Section 8.3 and Article IX (General Provisions), each of which shall survive the termination of this Agreement,
(ii) as set forth in Section 1.7 hereof with respect to the handling of the Deposit, and (ii) nothing herein shall relieve any party from liability for any intentional or willful breach of this Agreement.

     8.3  Fees and Expenses.   All  fees and expenses incurred in
          -----------------
connection with this Agreement and the transactions contemplated hereby shall be paid by the party incurring such expenses whether or not the Transaction is consummated. Without limiting the foregoing sentence, the Company shall be responsible for all costs associated with the Information Statement, which shall be paid at Closing.

     8.4  Amendment.   This  Agreement  may  be  amended  by  the
          ---------
parties hereto at any time by execution of an instrument in writing signed on behalf of each of the Buyer and the Company.

     8.5  Extension; Waiver.   At  any time prior to the Closing,
          -----------------
any party hereto may, to the extent legally allowed, (i) extend the time for the performance of any of the obligations or other acts of the other parties hereto, (ii) waive any inaccuracies in the representations and warranties made to such party contained herein or in any document delivered pursuant hereto and
(iii) waive compliance with any of the agreements or conditions for the benefit of such party contained herein. Any agreement on the part of a party hereto to any such extension or waiver shall be valid only if set forth in an instrument in writing signed on behalf of such party. Delay in exercising any right under this Agreement shall not constitute a waiver of such right.



                           ARTICLE IX

                       GENERAL PROVISIONS
                       ------------------

     9.1    Notices.    All   notices  and  other  communications
            -------
hereunder shall be in writing and shall be deemed given if delivered personally or by commercial delivery service, or sent via telecopy (receipt confirmed) to the parties at the following addresses or telecopy numbers (or at such other address or telecopy numbers for a party as shall be specified by like notice):

          (a)  if to the Buyer, to:

          KI Equity Partners VI, LLC
          Attn:  Timothy J. Keating, Manager
          5251 DTC Parkway, Suite 1090
          Denver, Colorado 80111
          (720) 889-0135 fax

          (b)  if to the Company (prior to Closing), to:

          Mark R. Suroff
          12 Tomkins Avenue
          Jericho, NY 11753
          (516) 681-3900 fax

          with a copy to:

          Eugene Michael Kennedy, Esq.
          Eugene Michael Kennedy, P.A.
          517 SW 1st Avenue
          Fort Lauderdale, FL 33301
          (954) 524-4169 fax



     9.2  Interpretation.
          --------------

          (a) When a reference is made in this Agreement to Exhibits, such reference shall be to an Exhibit to this Agreement unless otherwise indicated. When a reference is made in this Agreement to Sections, such reference shall be to a Section of this Agreement. Unless otherwise indicated the words "include," "includes" and "including" when used herein shall be deemed in each case to be followed by the words "without limitation." The table of contents and headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement. When reference is made herein to "the business of" an entity, such reference shall be deemed to include the business of all direct and indirect Subsidiaries of such entity. Reference to the Subsidiaries of an entity shall be deemed to include all direct and indirect Subsidiaries of such entity.

          (b)  For purposes of this Agreement, the term "Material
                                                         --------
Adverse Effect" when used in connection with an entity means  any
--------------
change, event, violation, inaccuracy, circumstance or effect, individually or when aggregated with other changes, events, violations, inaccuracies, circumstances or effects, that is materially adverse to the business, assets (including intangible assets), revenues, financial condition or results of operations of such entity and its Subsidiaries, if any, taken as a whole (it being understood that neither of the following alone or in combination shall be deemed, in and of itself, to constitute a Material Adverse Effect: (a) changes attributable to the public announcement or pendency of the transactions contemplated hereby,
(b) changes in general national or regional economic conditions or (c) changes affecting the industry generally in which Company or Buyer operates).

          (c) For purposes of this Agreement, the term "Person" shall mean any individual, corporation (including any non-profit corporation), general partnership, limited partnership, limited liability partnership, joint venture, estate, trust, company (including any limited liability company or joint stock company), firm or other enterprise, association, organization, entity or Governmental Entity.

          (b) For purposes of this Agreement, all monetary amounts set forth herein are referenced in United States dollars, unless otherwise noted.

     9.3  Counterparts.    This  Agreement may be executed in one
          ------------
or more counterparts, all of which shall be considered one and the same agreement and shall become effective when one or more counterparts have been signed by each of the parties and delivered to the other party, it being understood that all parties need not sign the same counterpart. Facsimile and electronic signatures to this Agreement by the parties shall be accepted and shall be treated as original signatures hereto.

     9.4   Entire Agreement; Third Party Beneficiaries.      This
           -------------------------------------------
Agreement and the documents and instruments and other agreements among the parties hereto as contemplated by or referred to herein, including the Schedules hereto (a) constitute the entire agreement among the parties with respect to the subject matter hereof and supersede all prior agreements and understandings, both written and oral, among the parties with respect to the subject matter hereof, including that certain non-binding proposal by and among the Company and KI Equity Partners IV, LLC dated November 28, 2006, as amended and (b) are not intended to confer upon any other person any rights or remedies hereunder (except as specifically provided in this Agreement).

     9.5  Severability.  In  the event that any provision of this
          ------------
Agreement, or the application thereof, becomes or is declared  by
a  court   of   competent  jurisdiction  to be  illegal, void  or
unenforceable, the remainder of this Agreement will continue in full force and effect and the application of such provision to
other  persons  or  circumstances  will   be  interpreted   so as
reasonably to effect the intent of the parties hereto. The parties further agree to replace such void or unenforceable
provision of   this  Agreement  with  a   valid  and  enforceable
provision that will achieve, to the extent possible, the economic, business and other purposes of such void or unenforceable provision.

     9.6    Other Remedies; Specific Performance.      Except  as
            ------------------------------------
otherwise provided herein, any and all remedies herein expressly conferred upon a party will be deemed cumulative with and not exclusive of any other remedy conferred hereby, or by law or equity upon such party, and the exercise by a party of any one remedy will not preclude the exercise of any other remedy. The parties hereto agree that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached. It is accordingly agreed that the parties shall be entitled to seek an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions hereof in any court of the United States or any state having jurisdiction, this being in addition to any other remedy to which they are entitled at law or in equity.

     9.7  Governing Law.  This Agreement shall be governed by and
          -------------
construed in accordance with the laws of the  State  of Colorado,
USA, regardless  of  the laws that might otherwise govern   under
applicable principles of conflicts of law thereof.

     9.8  Rules of Construction.   The parties hereto agree  that
          ---------------------
they have been represented by counsel during the negotiation and execution of this Agreement and, therefore, waive the application of any law, regulation, holding or rule of construction providing that ambiguities in an agreement or other document will be construed against the party drafting such agreement or document.

     9.9  Assignment.  No  party may assign either this Agreement
          ----------
or any of its rights, interests, or obligations hereunder without the prior written approval of the other parties. Subject to the first sentence of this Section 9.9, this Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors and permitted assigns.

     9.10 Arbitration. Any disputes or claims arising under or in
          -----------
connection with this Agreement or the transactions contemplated hereunder shall be resolved by binding arbitration. Notice of a demand to arbitrate a dispute by either party shall be given in writing to the other at their last known address. Arbitration shall be commenced by the filing by a party of an arbitration demand with the American Arbitration Association ("AAA") in its
                                                    ---
office in Denver, Colorado USA. The arbitration and resolution of the dispute shall be resolved by a single arbitrator appointed by the AAA pursuant to AAA rules. The arbitration shall in all respects be governed and conducted by applicable AAA rules, and any award and/or decision shall be conclusive and binding on the parties. The arbitration shall be conducted in Denver, Colorado. The arbitrator shall supply a written opinion supporting any award, and judgment may be entered on the award in any court of competent jurisdiction. Each party shall pay its own fees and expenses for the arbitration, except that any costs and charges imposed by the AAA and any fees of the arbitrator for his services shall be assessed against the losing party by the arbitrator. In the event that preliminary or permanent injunctive relief is necessary or desirable in order to prevent a party from acting contrary to this Agreement or to prevent irreparable harm prior to a confirmation of an arbitration award, then either party is authorized and entitled to commence a lawsuit solely to obtain equitable relief against the other pending the completion of the arbitration in a court having jurisdiction over the parties. All rights and remedies of the parties shall be cumulative and in addition to any other rights and remedies obtainable from arbitration.

     [Remainder of this page intentionally left blank.]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed as of the date first written above.


                              KI Equity Partners VI, LLC



                              By: /s/ Timothy J. Keating
                                  ------------------------------
                                  Timothy J. Keating, Manager

                              IPORUSSIA, INC.


                              By: /s/ Vladimir F. Kuznetsov
                                  ------------------------------
                                  Vladimir F. Kuznetsov, CEO
                                  and President


                             By: /s/ Mark R. Suroff
                                 -------------------------------
                                 Mark R. Suroff, Executive Vice
                                 President, Secretary and
                                 Treasurer

Index of Exhibits

Exhibit A - Release Agreement

Exhibit B - Indemnity Agreement

Exhibit C - Registration Rights Agreement

Exhibit D - Escrow Agreement



Schedules
---------

Disclosure Schedules by the Company

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